   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 1997

                                              Registration No. 33-___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                  ------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

                               BELMONT HOMES, INC.
             (Exact name of registrant as specified in its charter)
          Mississippi                                    64-0834574
   (State of incorporation)                (I.R.S. Employer Identification No.)
                     Highway 25 South, Industrial Park Drive
                           Belmont, Mississippi 38827
                                  601-454-9217
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------
                                 Jerold Kennedy
                               Belmont Homes, Inc.
                     Highway 25 South, Industrial Park Drive
                           Belmont, Mississippi 38827
                                  601-454-9217
    (Address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------
                                    Copy to:
                               J. Chase Cole, Esq.
                         Waller Lansden Dortch & Davis,
                    A Professional Limited Liability Company
                           2100 Nashville City Center
                                511 Union Street
                           Nashville, Tennessee 37219

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Effective Date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                                  ------------
                       CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                              Proposed maximum
Title of shares              Amount to be      offering price     Proposed maximum aggregate         Amount of
to be registered              registered         per share(1)          offering price(1)          registration fee
=====================================================================================================================
Common Stock, par
  value, $.10 per share      75,000 shares         $10.20                 $765,000                    $231.82
=====================================================================================================================

(1) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low per share prices on January 22, 1997 for shares of the common stock of the registrant, as reported on the Nasdaq's National Market.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS
                                  75,000 SHARES

                               BELMONT HOMES, INC.

                                  COMMON STOCK


     This Prospectus relates to the resale of up to an aggregate of 75,000 shares of common stock, par value $.10 per share (the "Common Stock"), of Belmont Homes, Inc. ("Belmont Homes" or the "Company"). Such shares are issuable upon exercise of a warrant to purchase 75,000 shares of Common Stock (the "Warrant") issued to The Suddath Companies (the "Selling Shareholder") on October 25, 1996.

     The shares offered hereby may be sold from time to time by the Selling Shareholder after exercise of the Warrant in transactions on the Nasdaq National Market (the "NNM"), in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Sales under this Prospectus by the Selling Shareholder are subject to contractual restrictions. See "Selling Shareholder."

     None of the proceeds from the sale of the shares by the Selling Shareholder will be received by the Company. The Company will, however, receive proceeds from the exercise of the Warrant, if the Warrant is eventually exercised. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisers to the Selling Shareholder) in connection with the registration of the Common Stock being offered by the Selling Shareholder. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act.

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

     The Company's Common Stock is traded on the NNM under the symbol "BHIX." On January 22, 1997, the last reported per share sale price of the Common Stock was $9.75, as reported by the NNM.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                    OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is January 27, 1997

                                TABLE OF CONTENTS

                                                                           PAGE
Available Information......................................................  2
Incorporation of Certain Documents by Reference............................  2
Risk Factors...............................................................  4
Belmont Homes, Inc.........................................................  8
Use of Proceeds............................................................  8
Selling Shareholder........................................................  9
Plan of Distribution.......................................................  9
Experts....................................................................  10
Legal Matters..............................................................  10


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Company has furnished and intends to furnish reports to its shareholders, which will include financial statements audited by its independent certified public accounts, and such other reports as it may determine to furnish or as required by law, including Sections 13(a) and 15(d) of the Exchange Act. Proxy statements, reports and other information concerning the Company can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located in the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants such as the Company which file electronically with the Commission. The Common Stock is listed on the Nasdaq National Market. Proxy statements, reports and other information concerning the Company can be inspected and copied at the Nasdaq Operations office located at 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed a registration statement (the "Registration Statement") on Form S-3 with respect to the Common Stock offered hereby with the Commission under the Securities Act of 1933 (the "Securities Act"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     This Prospectus (including documents incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Discussions containing such forward-looking statements may be found in the material set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations in the documents incorporated by reference as well as within the Prospectus and documents incorporated by reference generally. In addition, when used in this Prospectus and documents incorporated by reference, the words "anticipates" and "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of, among other factors, the matters set forth in the Prospectus, including the Risk Factors, and documents incorporated by reference generally. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference as of the dates thereof:
(a) Annual Report on Form 10-K for the year ended December 31, 1995 (Commission No. 0-26142); (b) the description of the Common Stock contained in the Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on May 25, 1995;

(c) Quarterly Report on Form 10-Q for the period ended March 31, 1996 (Commission No. 0-26142); (d) Quarterly Report on Form 10-Q for the period ended June 30, 1996, as amended by the Quarterly Report on Form 10-Q/A for the period ended June 30, 1996 (Commission No. 0-26142); (e) Quarterly Report on Form 10-Q for the period ended September 30, 1996 (Commission No. 0-26142); (f) Current Report on Form 8-K filed by the Company with the Commission on August 30, 1996 (Commission No. 0-26142); and (g) Current Report on Form 8-K filed by the Company with the Commission on November 13, 1996 (Commission No. 0-26142).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Belmont Homes, Inc., Highway 25 South, Industrial Park Drive, Belmont, Mississippi 38827 (telephone number 601-454-9217).

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERINGS HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  RISK FACTORS

     In addition to the other information contained in, or incorporated by reference into, this Prospectus, prospective investors should consider the following factors in evaluating the Company and its business before purchasing any of the shares of the Common Stock offered hereby.

CYCLICAL AND SEASONAL NATURE OF THE MANUFACTURED HOUSING MARKET

     The manufactured housing market historically has been highly cyclical and seasonal and is influenced by many of the same national and regional economic and demographic factors which affect the broader housing market, including consumer confidence, interest rates, availability of financing, regional population and employment trends, availability and cost of alternative housing and general economic conditions, including recessions. The manufactured housing industry generally experiences lower sales in the first and fourth quarters of the year as a result of the effect of adverse weather on manufacturing, distribution and sales efforts. The Company may, in certain periods, be affected by these economic and seasonal trends. There can be no assurance that the manufactured housing market will not experience future declines or that such declines will not have a material adverse effect on the Company.

EXPANSION RISKS

     The Company acquired all of the outstanding stock of Spirit Homes, Inc. effective October 1, 1995, and acquired all of the outstanding stock of Bellcrest Homes, Inc. on October 25, 1996. The future results of operations of the Company are dependant, in part, upon the ability of management to assimilate the operations of these acquisitions, as well as any future acquisitions, into the Company and to oversee these expanded operations. The Company's ability to manage these and any future acquisitions will depend upon a number of factors, including the Company's capital resources, the availability of suitable facility locations on acceptable terms, its ability to hire a sufficient number of experienced plant management personnel, skilled workers and other employees, and its ability to control operating and production costs. There can be no assurance that the Company will be successful in entering new markets or that these recent acquisitions or its manufacturing expansion will not have an adverse effect on the Company's operating results, particularly in the fiscal quarters during which management attempts to implement the Company's clustering concept and other operating strategies. If the manufactured housing industry suffers a downturn, or if demand for the Company's homes declines, such a downturn or decline could result in the Company having significant excess manufacturing capacity, which in turn could adversely affect the Company's results of operations or financial condition.

REGIONAL MARKET CONCENTRATION

     Sales to dealers in the Southeast and Southwest account for a significant portion of the Company's net sales. Although management believes, based on the Company's current shipment levels, that the manufactured housing market is strong, demographic factors and economic conditions in the Company's primary and secondary markets have adversely affected the industry in the past and could have a material adverse effect on the Company's sales in the future.

DEPENDENCE ON KEY PERSONNEL

     The success of the Company is dependent upon the continued services of the Company's senior management, particularly upon its President and Chief Executive Officer, Jerold Kennedy. The loss of the services of Mr. Kennedy or any other member of senior management could have a material adverse effect on the Company's business. In addition, the Company's continued growth will depend upon its ability to attract and retain experienced management personnel.

     On November 5, 1996, the Company announced that Mr. Kennedy had been diagnosed with a small lung tumor. According to Mr. Kennedy's physicians, the cancerous growth was detected very early and extensive testing indicated no spread of the tumor. The current prognosis for complete remission of the cancer is excellent.

LIMITED LABOR SUPPLY

     The Company has experienced shortages of available labor at its facilities from time to time in the past. In connection with any additional expansion, the Company will need to find, hire and train additional employees. There can be no assurance that the Company will be able to hire a sufficient number of employees, including skilled workers, or that the Company's wage expense will not increase as a result of a shortage in the supply of available workers.

AVAILABILITY AND PRICE OF RAW MATERIALS

     The Company is dependent upon outside suppliers for all of its raw material needs and, therefore, is subject to price increases and delays in receiving supplies of lumber, gypsum, particleboard, paneling, insulation, steel, wiring, plumbing and other materials. A sudden increase in the demand for raw materials, particularly lumber and insulation, could delay delivery times for supplies and significantly affect prices. In the past, the Company has added a lumber surcharge to the price of its homes to offset anticipated lumber price increases. No assurance can be given that the Company will continue to have available necessary raw materials at reasonable prices or that any increases in raw material costs would not have a material adverse effect on the Company's profitability. After a home is ordered, the Company does not adjust the sales price of the home, and, therefore, none of the Company's backlog of homes on order reflect subsequent material cost increases.

AVAILABILITY OF DEALER AND CONSUMER FINANCING

     The Company's dealers and the retail purchasers of the Company's homes normally secure financing from third-party lenders. The availability, interest rate and other costs of such financing are dependent on the lending practices of financial institutions, governmental policies and economic and other conditions, all of which are beyond the control of the Company. Interest rates for manufactured home loans are generally higher, and the terms of these loans shorter, than loans for site-built homes. Additionally, manufactured home financing is at times more difficult to obtain than conventional home mortgages.

COMPETITION

     The manufactured housing industry is highly competitive, and the barriers to entry into the industry are relatively low. Competition exists at the manufacturing and retail levels in terms of price, product quality and features, warranty and repair service and the availability of dealer and retail customer financing. There are numerous companies that are in direct competition with the Company in the states where the Company's homes are sold, and many of these competitors have been operating longer and have substantially greater manufacturing, financial and other resources than the Company. Certain of the Company's competitors provide customers with financing from captive finance subsidiaries. Additionally, management believes that a significant amount of new manufactured housing production capacity has been developed in the past three years. A downturn in the manufactured housing industry could result in excess industry capacity, which in turn could result in increased competition adversely affecting the Company's results of operations or financial condition. In addition, the Company competes with other manufacturers, some of which maintain their own retail sales centers, for quality independent dealers. Manufactured homes also compete with apartments, townhouses, condominiums and prefabricated, modular site-built homes. A contraction in consumer credit could provide an advantage to those competitors with substantial capital resources or captive financing capabilities.

CONTINGENT LIABILITIES

     As is customary in the manufactured housing industry, substantially all of the Company's dealers finance their purchases through "floor plan" arrangements under which a financial institution provides the dealer with a loan for the purchase price of the home and maintains a security interest in the home as collateral. In connection with a floor plan arrangement, the financial institution which provides the dealer financing customarily requires the Company to enter into a separate repurchase agreement with the financial institution under which the Company is obligated, upon default by the dealer, to repurchase the homes in an amount equal to the unpaid balance, plus certain administrative and handling expenses. No assurance can be given that the Company will not suffer losses with respect to, and as a consequence of, these financing arrangements.

     The Company maintains a warranty reserve which management believes is adequate to cover estimated warranty claims to be incurred. If the Company were to incur warranty and service expense in amounts significantly in excess of the Company's warranty reserve, the Company's results of operations or financial condition could be adversely affected.

POSSIBLE VOLATILITY OF STOCK PRICE

     The market price of the Common Stock could be subject to significant fluctuations in response to variations in financial results or announcements of material events by the Company or its competitors. Regulatory changes, developments in the manufactured housing industry or changes in general conditions in the economy or the financial markets could also adversely affect the market price of the Common Stock.

REGULATION

     The Company's operations are subject to a variety of federal, state and local laws. The National Manufactured Housing Construction and Safety Standards Act of 1974 and regulations promulgated thereunder by the U.S. Department of Housing and Urban Development ("HUD") impose comprehensive national construction standards for manufactured homes and preempt conflicting state and local regulations. Failure to comply with the HUD regulations could expose the Company to a wide variety of sanctions, including closing the Company's facilities. Effective July 14, 1994, HUD adopted regulations which divide the United States into three "Wind Zones" and impose more stringent construction standards for homes to be sold in areas designated as Wind Zones II or III, in which the Company currently sells homes. The regulations have resulted in higher manufacturing and dealer costs and, therefore, may adversely affect sales in Wind Zones II and III. HUD is also reviewing the existing wind load capacity regulations for all other areas of the United States, and the Company cannot predict if additional regulations will be adopted or the effect such regulations would have on the Company or the manufactured housing industry as a whole. Additionally, effective October 25, 1994, HUD adopted regulations which divide the United States into three "Thermal Zones" and impose more stringent energy conservation standards for homes to be sold therein. Manufacturing costs have increased for all of the Company's homes as a result of the Thermal Zone regulations. Although the Company has increased the sales price of its homes to cover increases in manufacturing costs, there can be no assurance that such price increases will continue to be accepted by its customers and will not adversely affect sales. In addition, certain components of manufactured homes are subject to regulation by the U.S. Consumer Product Safety Commission (the "CPSC"). Some states require that manufactured home producers post bonds to ensure the satisfaction of consumer warranty claims. Manufactured homes are also subject to other federal, state and local regulations, including local zoning restrictions and environmental regulations.

POTENTIAL ENVIRONMENTAL LIABILITY AND COMPLIANCE WITH REGULATIONS

     The Company's operations are subject to federal, state and local laws and regulations relating to the generation, storage, handling, emission, transportation, disposal and discharge of materials into the environment. Governmental authorities have the power to enforce compliance with these regulations, and violations may result in the payment of fines or the entry of injunctions, or both. Furthermore, the requirements of such environmental laws and enforcement policies have generally become stricter in recent years. The Company currently does not believe existing environmental laws and enforcement policies will have a material adverse effect on its operating results or financial condition. The Company is unable to give any assurance, however, that the ultimate cost of compliance with environmental laws and enforcement policies will not have a material adverse effect.

TRANSACTIONS WITH AFFILIATED INDIVIDUALS OR ENTITIES

     The Company historically has constructed its facilities and obtained a significant percentage of its financing through transactions with affiliated individuals or entities, in some cases on terms more favorable to the Company than were available from unrelated third parties. On December 13, 1994, the Board of Directors adopted a policy that any future transactions with affiliated individuals or entities will be on terms no less favorable to the Company than are reasonably available from unrelated third parties and that any such transactions with affiliates will require the approval of a majority of the directors who do not have a material interest in and are not parties to the transaction. As a result of this policy, there can be no assurance that the Company will be able to construct new facilities or obtain financing on the same terms and conditions as were available in the past.

CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of Mississippi law may make a change in control of the Company more difficult to effect, even if a change in control were in the stockholders' interest. In addition, the Company's Restated Articles of Incorporation allow the Board of Directors to determine the terms of preferred stock which may be issued by the Company without approval of the holders of Common Stock. Moreover, the Board of Directors may convert to a staggered board as allowed by Mississippi law at any time there are nine directors. The ability of the Company to issue preferred stock or implement a staggered board in such manner could enable the Board of Directors to prevent changes in management and control of the Company.

                               BELMONT HOMES, INC.

     The Company produces and markets a variety of single- and double-section manufactured homes under a variety of brand names through approximately 410 dealers and 550 sales centers in 20 states, primarily in the southern United States. The Company has long-established relationships with most of its dealers, and management believes these relationships contribute significantly to the Company's successful selling efforts. The Company targets its homes to a variety of price points within the moderately-priced segment of the manufactured housing market. The Company's single-section homes range in size from 652 square feet to 1,248 square feet and sell at retail prices between $13,500 and $30,000. The Company's double-section homes range in size from 1,072 square feet to 2,036 square feet and sell at retail prices between $22,000 and $49,000. The Company manufactures homes in eleven production facilities, five of which are located in Mississippi, four of which are located in Arkansas, and two of which are located in Georgia. The Company, which operated three production facilities during 1994, has opened or acquired four facilities in 1995, four in 1996 and has announced the construction of a new plant in Russelville, Alabama scheduled to be completed in the spring of 1997.

     The executive offices of Belmont are located at Highway 25 South, Industrial Park Drive, Belmont, Mississippi 38827, and its telephone number is 601-454-9217.

     The shares of Common Stock offered hereby will be purchased by the Selling Shareholder upon the exercise of the Warrant and will be sold for the account of the Selling Shareholder.


                                 USE OF PROCEEDS

     All of the shares of Common Stock are being offered by the Selling Shareholder. Belmont Homes will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholder. Belmont Homes will, however, receive proceeds from the exercise of the Warrant, if the Warrant is eventually exercised.

                               SELLING SHAREHOLDER

     The following table sets forth certain information regarding beneficial ownership of the Common Stock by the Selling Shareholder as of the date of this Prospectus, and the number of shares that may be offered hereby for the account of the Selling Shareholder from time to time. As of the date of this Prospectus, all of the shares beneficially owned by the Selling Shareholder are issuable to the Selling Shareholder upon exercise of the Warrant. The Warrant represents the right of the Selling Shareholder to purchase up to 75,000 shares of Common Stock for approximately $14.66 per share. The Warrant contains customary antidilution provisions requiring adjustment in the exercise price and the number of shares for which the Warrant is exercisable in certain circumstances. The Warrant expires on October 25, 2001. Sales of the Common Stock by the Selling Shareholder are limited by the terms of the Registration Rights Agreement, dated October 25, 1996, between the Company and the Selling Shareholder (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Selling Shareholder may not sell more than 11,250 shares of Common Stock in any 90-day period, except that such amount, to the extent unsold, shall cumulate for subsequent 90-day periods.


                            Beneficial Ownership Prior                 Beneficial Ownership After
                                   to Offering                                 Offering

                                                         Number of
                               Number of                Shares Being     Number of
Name of Shareholder             Shares      Percent        Sold            Shares        Percent
-------------------            ---------    -------     ------------     ---------       -------
The Suddath Companies           75,000         *          75,000            ---            *

--------------------
*  Less than 1%


                              PLAN OF DISTRIBUTION

     The shares of Common Stock being offered by the Selling Shareholder are offered for its own account. The Company will not receive any of the proceeds from any eventual sales of such shares of Common Stock. The shares may be offered by the Selling Shareholder from time to time in transactions through the NNM, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Shareholder may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Shareholder and any broker-dealer who acts in connection with the sale of the shares hereunder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

                                     EXPERTS

     The financial statements of Belmont Homes, Inc. as of and for the years ended December 31, 1995 and 1994, and for the period from June 1, 1993 to December 31, 1993, and the statements of income, shareholders equity and cash flows of BHI, Inc. (Predecessor) for the period from January 1, 1993 to May 31, 1993 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the shares of Common Stock offered hereby have been passed upon by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee, special counsel to the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses to be incurred in connection with this Registration Statement are as follows:

         Registration fee to the Securities
              and Exchange Commission         $    231.82
         Accounting fees and expenses         *  2,000.00
         Legal fees and expenses              * 10,000.00
         Miscellaneous expenses               *  1,000.00

         Total                                                     * $13,231.82
                                                                     ==========
         --------------------
         * Estimated

     The registrant has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholder) in connection with the registration and sale of the shares being offered by the Selling Shareholder.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Article 8 of the Company's Restated Articles of Incorporation provides as follows:

               Indemnification. (a) The Company shall indemnify, and upon request shall advance expenses prior to final disposition of a proceeding to, any person (or the estate or personal representative of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred in the action, suit or proceeding: (a) to the full extent permitted by Section 79-4-8.51 of the Mississippi Business Corporation Act (the "Act"), and (b) despite the fact that such person has not met the standard of conduct set forth in Section 79-4-8.51(a) of the Act or would be disqualified for indemnification under Section 79-4-8.51(d) of the Act, if a determination is made by a person or persons enumerated in Section 79-4-8.55(b) of the Act that (i) the director, officer, employee or agent is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and
          (ii) the acts or omissions of the officer, employee or agent did not constitute gross negligence or willful misconduct. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding need not be accompanied by the affirmation required by
          Section 79-4-8.53(1) of the Act, but the remaining provisions of
          Section 79-4-8.53 of the Act shall be applicable to any such request. The Company may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her.

               (b) The rights to indemnification and advancement of expenses set forth in Subsection (a) of this Article 8 are intended to be more extensive than those which are provided for with respect to permissive indemnification in the Act, are contractual between the Company and the person being indemnified, and the heirs, executors and administrators of such person, and in this respect are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses set forth in Subsection (a) of this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancements of expenses may be entitled or granted by law, these Restated Articles of Incorporation, the bylaws, a resolution of the Board of Directors, vote of the shareholders of the Company, or an agreement with the Company, which means of indemnification and advancement of expenses are hereby specifically authorized. Any repeal or modification of the provisions of this
          Article 8 shall not affect any obligations of the Company or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification. If an amendment to the Act hereafter limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article 8 which occur subsequent to the effective date of such amendment.

               (c) If this Article 8 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director, officer, employee or agent of the Company as to any liability incurred or other amounts paid in with respect to any proceeding, including, without limitation, a grand jury proceeding and any proceeding by or in the right of the Company, to the fullest extent permitted by any applicable portion of this
          Article 8 that shall not have been invalidated, by the Act, or by any other applicable law. Unless the context otherwise requires, terms used in this Article 8 shall have the meanings given in Section 79-4-8.50 of the Act.

     (b) In addition to the foregoing provisions of the Restated Articles of Incorporation of the Registrant, officers, employees and agents of the Registrant may be indemnified by the Registrant pursuant to the provisions of
Section 79-4-8.56 of the Mississippi Business Corporation Act.

ITEM 16.    EXHIBITS.

4.1         Article 5 of the Restated Articles of Incorporation of Registrant (included in Exhibit 3.1)
            (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1,
            Registration No. 33-87868).

4.2         Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.2 of the
            Registrant's Registration Statement on Form S-1, Registration No. 33-87868).

5           Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company.

21          Subsidiaries of the Registrant.

23.1        Consent of KPMG Peat Marwick LLP.

23.2        Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (contained in their opinion filed as Exhibit 5 to this Registration Statement).

24          Power of Attorney (included on signature page).

99.1        Registration Rights Agreement dated October 25, 1996, between the Registrant and The Suddath
            Companies.

99.2        Warrant Agreement dated October 25, 1996, between the Registrant and The Suddath Companies.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belmont, State of Mississippi, on January 23, 1997.


                                     BELMONT HOMES, INC.


                                     By: /s/ Jerold Kennedy
                                         -------------------------------------
                                         Jerold Kennedy,
                                         President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jerold Kennedy and William A. Sheffield his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                          Title                             Date
         ----                          -----                             ----
/s/ A. Douglas Jumper, Sr.    Chairman of the Board;               January 23, 1997
---------------------------   Director
A. Douglas Jumper, Sr.


/s/ Jerold Kennedy            President and Chief Executive        January 23, 1997
---------------------------   Officer; Director
Jerold Kennedy                (principal executive officer)


/s/ William A. Sheffield
---------------------------   Chief Financial Officer              January 23, 1997
William A. Sheffield          (principal financial
                              and accounting officer)
/s/ Thomas D. Keenum, Sr.
---------------------------   Secretary/Treasurer and              January 23, 1997
Thomas D. Keenum, Sr.         General Counsel; Director

/s/ Don D. Murphy
---------------------------   Director                             January 23, 1997
Don D. Murphy


---------------------------   President of Spirit Homes;           January ____, 1997
John W. Allison               Director

/s/ Roger D. Moore            Director of Sales and                January 23, 1997
---------------------------   Marketing; Director
Roger D. Moore


---------------------------   Director                             January ____, 1997
Hollis Sparks


---------------------------   Director                             January ____, 1997
J.M. Page